UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200
San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2011, Volcano Corporation (the “Company”) amended its employment arrangement with Michel E. Lussier by amending Mr. Lussier’s Managing Director Agreement (the “Managing Director Agreement”), dated March 20, 2006, with the Company’s wholly-owned subsidiary, Volcano Europe NV (“Volcano Europe”) and entering into an Employment Agreement (the “U.S. Employment Agreement”) with Michel E. Lussier. Mr. Lussier has served as Group President, Advanced Imaging Systems, Clinical & Scientific Affairs, and Europe, Africa, and Middle East Operations since March 2010, as President of Volcano Europe and Clinical and Scientific Affairs since July 2007, and as Managing Director of Volcano Europe since March 2006.

Under the U.S. Employment Agreement, Mr. Lussier will continue to serve as the Company’s Group President, Advanced Imaging Systems, Clinical & Scientific Affairs, and Europe, Africa, and Middle East Operations, will earn an initial annual base salary of $257,576 and will be eligible to earn a cash bonus in an amount equal to 0%-80% of his aggregate annual compensation from the Company and its affiliates with a target bonus percentage of 40%, based on his performance and achievement of corporate objectives and other terms and conditions as determined by the Board of Directors and the Company’s Chief Executive Officer. Mr. Lussier’s employment relationship with the Company is at-will. Accordingly, either he or the Company may terminate the employment relationship at any time, with or without cause, and with or without advance notice.

Under the Addendum to the Managing Director Agreement (the “Addendum”), which implemented the amendment to the Managing Director Agreement, Mr. Lussier will continue to serve as Managing Director of Volcano Europe and will earn an initial annual base salary of €85,342, reimbursement of certain expenses and costs and payments for health insurance and pension plan benefits in the aggregate amount of €3,578 per month. The Addendum provides that either Mr. Lussier or Volcano Europe can terminate the agreement with three months notice, or earlier with the payment of an early termination fee of up to €19,242.

The aggregate compensation provided to Mr. Lussier by the Company and Volcano Europe under the U.S. Employment Agreement and Managing Director Agreement, as amended by the Addendum, is substantially the same as it was previously under the Managing Director Agreement.

The foregoing descriptions of the U.S. Employment Agreement, the Addendum and the Managing Director Agreement are subject to, and qualified in their entirety by, such agreements, which the Company will file with the Securities and Exchange Commission as exhibits to its Annual Report on Form 10-K for fiscal year 2010.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 4, 2011, the Company’s Board of Directors approved an amendment to its Bylaws (the “Bylaw Amendment”) to restate section 2.8(c) therein to: (a) provide that the election of directors in uncontested elections shall require the affirmative vote of the majority of the votes cast, with a plurality vote standard continuing to apply in contested elections; (b) require a director that does not receive the requisite majority shareholder vote to tender his or her resignation; (c) provide for procedures by which the Board of Directors will consider such resignation, including public disclosure of the rationale behind any decision to reject such resignation; and (d) provide that except as otherwise required by law, rule or regulation or by the Certificate of Incorporation or Bylaws, all other matters shall be determined by a majority of the votes cast at a meeting of our stockholders. The Company’s Bylaws previously provided for plurality voting in all elections of directors. The foregoing summary of the Bylaw Amendment is subject to, and qualified in its entirety by the Bylaws, as revised and restated, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Bylaws of Volcano Corporation, as revised

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ Darin Lippoldt
Darin Lippoldt
Senior Vice President and General Counsel

Dated: February 9, 2011

Exhibit Index

Exhibit Number	Description

3.1	Bylaws of Volcano Corporation, as revised